SCHEDULE II
                      INFORMATION WITH RESPECT TO
           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
             SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                        SHARES
                                        PURCHASED        AVERAGE
                        DATE            SOLD(-)          PRICE(2)

COMMON STOCK-NORTEK INC-COMMON

GABELLI INTERNATIONAL LTD

                    9/12/95            2,000             9.2500


GAMCO INVESTORS, INC.
                    9/13/95            4,000             9.2500
                    9/12/95            5,300-            9.1250
                    9/12/95            1,500             9.1250
                    9/08/95            4,000             9.2188
                    9/07/95            4,000-            9.3281
                    9/07/95              800             9.2500
                    9/06/95            5,200             9.2500
                    9/05/95           28,000-             *DO
                    9/05/95           20,000             9.2500

















(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP
    OF GAMCO INVESTORS, INC.





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